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                       [KPMG PEAT MARWICK LLP LETTERHEAD]

                                                                    EXHIBIT 23.3





                        CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors of
Budget Rent a Car Corporation:



We consent to the incorporation by reference in this Registration Statement of Budget Group, Inc. on Form S-3 dated January 7, 1998, of our report dated February 18, 1997, from Budget Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996, and to the reference to our firm under the heading "Experts" in this Registration Statement.

                                                        /s/KPMG PEAT MARWICK LLP





January 6, 1998
Chicago, Illinois